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                                                                    EXHIBIT 24.1




                                  CONSENT OF COUNSEL



    We hereby consent to the reference to us in the prospectus constituting part of this Registration Statement for Heartland Communications & Management, Inc. under the caption "Legal Matters."



                                         /s/  Bayh, Connaughton & Malone, P.C.
                                               BAYH, CONNAUGHTON & MALONE, P.C.


Washington, D.C.
July 24, 1996